UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 7, 2010)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into Material Definitive Agreement.

Underwriting Agreement

On May 11, 2010, Niska Gas Storage Partners LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Niska Gas Storage US, LLC (“US Operating Company”), Niska Gas Storage Canada ULC (“Canadian Operating Company”) and AECO Gas Storage Partnership (“AECO Gas”), on the one hand, and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, providing for the offer and sale by the Company (the “Offering”), and purchase by the Underwriters, of 17,500,000 common units representing limited liability company interests in the Company (“Common Units”) at a price to the public of $20.50 per Common Unit (approximately $19.24 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 2,625,000 Common Units to cover over-allotments, if any, on the same terms.  The material terms of the Offering are described in the prospectus, dated May 11, 2010 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on May 12, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-165007), initially filed by the Company on February 22, 2010.

The Company, US Operating Company, Canadian Operating Company and AECO Gas have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on May 17, 2010. The Company will receive proceeds (net of underwriting discounts but before deducting offering expenses) from the Offering of approximately $336.8 million. As described in the Prospectus, the Company intends to use approximately $271.4 million of the net proceeds to fully repay all borrowings under their revolving credit facilities, and the remainder for general Company purposes, including to fund a portion of the cost of the Company’s expansion projects.  If the Underwriters exercise the Option, the Company will use the net proceeds to pay a distribution to Niska Sponsor Holdings Coöperatief U.A. (“Holdco”).

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Company and its affiliates for which they have received and in the future may be entitled to receive, customary fees and reimbursement of expenses. Affiliates of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and UBS Securities LLC are lenders under the Company’s credit facilities.  Also, affiliates of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and UBS Securities LLC participated as initial purchasers in the Company’s recent non-public offering of senior notes.  Affiliates of Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC contract with the Company for storage capacity from time to time.  Affiliates of Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are counterparties for certain of the Company’s hedging transactions. Lazard Frères & Co. LLC referred the Offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On May 7, 2010, in connection with the Offering, the Company entered into a Contribution, Assignment and Assumption Agreement (the “Contribution Agreement”), with US Operating Company, Canadian Operating Company, AECO Gas, Holdco, Niska Holdco ULC ( “Niska ULC”), Niska GS Holdings US, L.P. (“US Holdings”), Niska GS Holdings Canada, L.P. (“Canada Holdings,” and together with US Holdings, “Niska Holdings”),  Niska Partners Coöperatief U.A. (“DutchCo”), Niska II Holdings, L.P. (“Niska II Holdings”), Niska GP ULC (“GP ULC”), Niska II GP LLC (“GP Canada LLC”), Niska Gas Storage Canada GP, LLC, (“Gas Storage Canada GP”),

Niska GS Holdings I, L.P. (“Niska I”), Niska GS Holdings II, L.P. (“Niska II”), Niska Gas Storage Management LLC (the “Manager”) and Niska Gas Storage Canada, L.P. (“NGSC”), providing for the following transactions, among others, to occur at or prior to closing of the Offering:

•                  US Holdings will contribute US Operating Company, which indirectly owns the Wild Goose and Salt Plains facilities, to the Company;

•                  Canada Holdings will, through a series of steps, contribute Canadian Operating Company, which indirectly owns AECO Gas Storage Partnership, to the Company;

•                  the Company will borrow $271.4 million under its revolving credit facilities and will use the proceeds to pay a distribution to US Holdings and Canada Holdings which will pay a distribution to their equity holders;

•                  the Company will issue 4,787,911 Common Units, 11,831,661 subordinated units representing limited liability company interests in the Company (“Subordinated Units”), a portion of the incentive distribution rights, a portion of the interests that will become a 2% managing member interest in the Company and the right to receive a portion of the Deferred Issuance and Distribution (as defined in the Contribution Agreement) to US Holdings;

•                  the Company will indirectly issue 8,891,834 Common Units, 21,973,084 Subordinated Units, a portion of the incentive distribution rights, a portion of the interests that will become a 2% managing member interest in the Company and the right to receive a portion of the Deferred Issuance and Distribution to Canada Holdings;

•                  Niska Holdings will, through a series of steps, contribute to Holdco the Common Units, Subordinated Units, incentive distribution rights, interests that will become a 2% managing member interest in the Company and the right to receive the Deferred Issuance and Distribution; and

•                  Holdco will contribute to the Manager the interests that will become a 2% managing member interest in the Company.

These transfers and distributions are to be made in a series of steps outlined in the Contribution Agreement.

Each of the Company, US Operating Company, Canadian Operating Company, AECO Gas, Niska ULC, DutchCo, Niska II Holdings, Holdco, Niska ULC, GP ULC, GP Canada LLC, Gas Storage Canada GP, Niska I, Niska II, the Manager and NGSC are or will be direct or indirect subsidiaries of Niska Holdings. As a result, certain individuals, including officers and directors of the Company and officers and directors of the Manager, serve as officers and/or directors of more than one of such entities.  At the closing of the Offering, Niska Holdings will own Holdco which will directly and indirectly own all of the issued and outstanding limited liability company interests in the Company other than Common Units issued to the public.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2010, the board of directors of the Manager elected each of Ms. Fretz and Mr. Muther to serve as directors of the Company, effective May 12, 2010.

Deborah M. Fretz, age 62, has served as President, Chief Executive Officer and director of Sunoco Logistics Partners L.P. (“Sunoco Logistics”) since October 2001.  Ms. Fretz will continue to hold these positions with Sunoco Logistics until July 1, 2010.   Sunoco Logistics is a publicly traded master limited partnership formed in 2001 to acquire, own and operate a geographically diverse group of crude oil and refined products pipelines, terminals and storage facilities in eleven states. Revenues are $10 billion, with 1,400 employees and interests in 10,000 miles of pipelines and 31 million barrels of storage capacity.  Prior to the IPO of Sunoco Logistics Partners, Ms. Fretz held several executive management roles for Sunoco, Inc., the last as Vice President Mid-Continent Refining, Marketing and Logistics which included Sunoco’s Lubricant business as well as the MidAmerica refining and marketing business.  Her career with Sunoco began as a financial analyst and moved to the commercial side when Ms. Fretz was named director of Wholesale Fuels Marketing, responsible for industrial fuel sales and distribution. Before joining Sunoco, she worked as a virologist for Merck Sharp & Dohme.  Ms. Fretz serves as a board member of GATX Corp., a Chicago-based transportation services firm, where she is Chair of the Compensation Committee and was formerly Lead Director and chaired the Audit Committee. Her civic affiliations include her role as director of the Federal Reserve Bank of Philadelphia. She is a member of the Board of Trustees of the Curtis Institute of Music where she is Chair of the Finance Committee. Ms. Fretz also serves as a director of Project H.O.M.E. and is Chair of the Finance Committee. She holds a Bachelor of Science degree in Biology/Chemistry from Butler University and an MBA from Temple University.  She completed the Senior Executive Program at MIT’s Sloan School.

Stephen C. Muther, age 60, served as President of the general partner of Buckeye Partners, L.P. (“BPL”) and the general partner of Buckeye GP Holdings L.P. (“BGH”) from October 25, 2007 until his retirement in February 2009.  BPL is a publicly traded master limited partnership that is principally engaged in the transportation, terminalling, marketing and storage of refined petroleum products for major integrated oil companies, large refined products marketing companies and major end users of petroleum products.  BGH is a publicly traded master limited partnership that owns 100% of the general partner of BPL.  From February 2007 to November 2007, Mr. Muther served as Executive Vice President, Administration and Legal Affairs of the general partners of BPL and BGH, and from May 1990 to February 2007, Mr. Muther held the position of Senior Vice President, Administration, General Counsel and Secretary of the general partner of BPL.  Prior to joining Buckeye, Mr. Muther was Associate Litigation and Antitrust Counsel for General Electric Company from July 1984 to May 1990.  Mr. Muther was an associate attorney with Debevoise & Plimpton in New York City from February 1975 to June 1984.  Mr. Muther graduated from Princeton University in 1971 and from the University of Virginia School of Law in 1974.

Ms. Fretz and Mr. Muther have been appointed to serve on the audit committee of the board of directors of the Company.  Ms. Fretz has also been appointed to serve on the Company’s compensation committee.

ITEM 7.01.  Regulation FD Disclosure.

On May 11, 2010, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated May 11, 2010, by and among Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, AECO Gas Storage Partnership and the representatives of the Underwriters named therein.

10.1	Contribution, Assignment and Assumption Agreement dated as of May 7, 2010.

99.1	Press Release dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: May 12, 2010	By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

1.1

Underwriting Agreement, dated May 11, 2010, by and among Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC, Niska Gas Storage Canada ULC, AECO Gas Storage Partnership and the representatives of the Underwriters named therein.

10.1	Contribution, Assignment and Assumption Agreement dated as of May 7, 2010.

99.1	Press Release dated May 11, 2010.